UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 25, 2007

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2007, EGL, Inc., a Texas corporation (the “Company”), increased its base compensation to Michael D. Slaughter, the Company’s Chief Accounting Officer, to $225,000 per annum.  The increased compensation was related to Mr. Slaughter’s appointment on March 9, 2007 as Chief Accounting Officer and is retroactive to such date.

On June 25, 2007, the Company increased its base compensation to Gregory Weigel, the Company’s Chief Operating Officer, to $300,000 per annum.  The increased compensation was related to Mr. Weigel’s appointment on March 9, 2007 as Chief Operating Officer and is retroactive to such date.

On June 25, 2007, the Company increased its base compensation to Keith Winters, the Company’s Chief Administrative Officer, to $300,000 per annum.  The increased compensation was related to Mr. Winters’ appointment on March 9, 2007 as Chief Administrative Officer and is retroactive to such date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007

EGL, INC.

By:

__/s/ Dana A. Carabin

Dana A. Carabin

Secretary

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